                                                           Exhibit No. EX-99.j.1

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the  Prospectus  and  "Financial  Statements" in the Statement of
Additional   Information  and  to  the   incorporation   by  reference  in  this
Registration Statement (Form  N-1A)(Post-Effective  Amendment No. 33 to file No.
033-63238;  Amendment  No. 34 to File No.  811-07742)  of Voyageur  Mutual Funds
(comprised of Delaware Tax-Free  California Fund,  Delaware Tax-Free Idaho Fund,
Delaware  Minnesota  High-Yield  Municipal Bond Fund, and Delaware  Tax-Free New
York Fund) of our reports  dated  October 11, 2006,  included in the 2006 Annual
Reports to shareholders.

Philadelphia, Pennsylvania
January 2, 2007